UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT

TO

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ZIPREALTY, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-3319956
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

2000 Powell Street, Suite 300

Emeryville, CA 94608
(Address of Principal Executive Offices) (Zip Code)

Stock Option Award Agreement

(Full title of the plan)

Charles C. Baker

Chief Executive Officer and President

2000 Powell Street, Suite 300

Emeryville, CA 94608

(510) 735-2600

(Name and address, including zip code, and telephone number, including area code, of agent for service)

 Copies to:

Brett E. Cooper, Esq. Orrick, Herrington and Sutcliffe LLP The Orrick Building 405 Howard Street San Francisco, California 94105 (415) 773-5700	Samantha E. Harnett, Esq. Vice President, General Counsel and Secretary ZipRealty, Inc. 2000 Powell Street, Suite 300 Emeryville, CA 94608 (510) 735-2600

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the Registration Statement on Form S-8, File No. 333-137533, filed with the Securities and Exchange Commission on September 22, 2006, pertaining to the common stock of ZipRealty, Inc. (the “Registration Statement”).

The undersigned registrant hereby removes and withdraws from registration all 1,250,000 shares of common stock registered pursuant to the Registration Statement listed above, which remain unissued.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the registrant has duly caused this Post-Effective Amendment to be signedon its behalf, by the undersigned, thereunto duly authorized.

ZIPREALTY, INC.

By:	/s/ Samantha E. Harnett
	Name:	Samantha E. Harnett
	Title:	Vice President and General Counsel
	Date:	August 1, 2012